Exhibit 99.1
For Immediate Release

Media Contact: Katie Schoen, LANE PR, 503.546.7877, katie@lanepr.com

Respect Your Universe Reports Preliminary Revenues for 2012
Strong Fourth Quarter Sales Propel Revenues More than 70 Percent over Previous Quarter

PORTLAND, Ore. (Feb. 20, 2013) – Respect Your Universe, Inc. (TSX VENTURE: RYU) (OTCQB: RYUN) has released financial performance estimates for the quarter and the year ended December 31, 2012. Net revenues for the fourth quarter increased at least 70 percent relative to the previous quarter, with the final tally anticipated to fall between $415,000 and $435,000. For the brand’s first full fiscal year in operation, net revenues are expected to fall within the range of $830,000 to $850,000.

“Respect Your Universe is making tremendous progress toward establishing our brand and growing our business,” said company chairman and chief executive officer David Campisi. “Results for the fourth quarter demonstrate our continued momentum, and we’re proud of the results our dedicated team has accomplished in a relatively short period of time.”

Fourth quarter projections follow Respect Your Universe’s strong third quarter performance that included a doubling of net revenues from the previous quarter, as well as the successful opening of the company’s first retail store. The flagship store, located in Las Vegas, continues to experience robust sales, and Respect Your Universe’s management team plans to open additional stores in 2013 and 2014 with significant reductions in costs.

Fourth quarter and year-end 2012 financial figures are preliminary and unaudited; RYU expects to report final, audited results by March 29, 2013.

About Respect Your Universe
Respect Your Universe, Inc. is a premium performance apparel company focused on the needs of the athlete. The men~~’~~s and women’s performance and active wear lines are designed for an athletic consumer and suited for a performance lifestyle. The Respect Your Universe brand is based on respect, strength, honor and sustainability. Crafted from organic and/or recycled materials, the products are focused on performance, comfort and style, but also designed with respect toward maintaining the health of our environment. For more information, visit www.ryu.com.

Forward-looking Statements

The financial results presented above are preliminary and subject to completion. Expectations with respect to these unaudited results are based upon management’s estimates and information available at this time. As a result, these preliminary results may be different from the actual results that will be reflected in Respect Your Universe’s financial statements for the quarter when they are released. The forward-looking information contained herein is presented for the purpose of assisting investors in understanding Respect Your Universe’s expected financial results for the periods ended on the dates presented and may not be appropriate for other purposes.

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable securities law, including statements regarding expected revenue results and plans to open additional stores in 2013 and 2014 with significant reduction in costs. These forward-looking statements are subject to risks and uncertainties, which may cause the actual results, performance or achievements of Respect Your Universe to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, among others: an economic downturn or economic uncertainty in our key markets; increasing product costs and decreasing selling prices; our inability to anticipate consumer preferences and successfully develop and introduce new products; our inability to accurately forecast customer demand for our products; our inability to manage our growth and the increased complexity of our business; the fluctuating costs of raw materials; our reliance on and limited control over third-party suppliers to provide fabrics for and to produce our products; our highly competitive market and increasing competition; our inability to deliver our products to the market and to meet customer expectations due to problems with our distribution system; increasing labor costs and other factors associated with the production of our products abroad; our inability to successfully open new store locations in a timely manner; and our failure to increase and maintain the value and reputation of our brand. Except as required by law, Respect Your Universe undertakes no responsibility to update any of the statements contained in this news release.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

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